Exhibit 10.5

To

Whirlpool Italia Holdings S.r.l.
Viale Guido Borghi 27
21025 - Comerio
Varese (Italy)

Whirlpool Corporation
2000 N. M-63 Benton Harbor
MI 49085 (USA)

Ms. Franca Carloni

Mr. Andrea Merloni

Mr. Aristide Merloni

Fineldo S.p.A.
Via della Scrofa, 64
00186 Roma

Ms. Maria Paola Merloni

Ms. Antonella Merloni

October 14, 2014
Dear Sirs,

We have received your letter dated October 14, 2014, the contents of which we transcribe herebelow:
“To

Fineldo S.p.A.
Via della Scrofa, 64
00186 Roma

Ms. Franca Carloni

Mr. Andrea Merloni

Mr. Aristide Merloni

Ms. Maria Paola Merloni

Ms. Antonella Merloni

October, 14, 2014
by hand

Dear Ladies and Gentlemen:

Further to our discussions and negotiations, we hereby propose the following agreement to you:

“Amendment agreement
to the
Share Purchase Agreement

This Amendment Agreement (the “Amendment Agreement”) is entered by and between

FINELDO S.P.A., a company incorporated under the laws of Italy and having its registered office at Via della Scrofa, no. 64, 00186 Rome, Italy, registered with the Register of Enterprises of Rome at no., and tax code no., 01549810420, represented by Mr. Gian Oddone Merli, duly authorized to execute this Amendment Agreement (“Fineldo” or the “Seller”);

and

WHIRLPOOL ITALIA HOLDINGS S.R.L., a company with sole stockholder incorporated under the laws of Italy and having its registered office at Viale Guido Borghi 27, 21025 Comerio, Varese, Italy, registered with the Register of Enterprises of Varese (Italy) at no., and tax code no., 03424700122, represented by Mr. Marc Bitzer, duly authorized to execute this Amendment Agreement (the “Purchaser”).

WHEREAS

a)
On July 10, 2014, Fineldo and Whirlpool Corporation entered into a share purchase agreement relating to the sale and purchase of a majority stake in Indesit Company S.p.A. (the “Agreement”). The Agreement has been executed also by Ms. Franca Carloni, Mr. Andrea Merloni, Mr. Aristide Merloni, Ms. Maria Paola Merloni, and Ms. Antonella Merloni (the “Merloni Directors”) for purposes of Sections 3.3(a)(i), 3.3(b), 5.2(a)(iii), 6.1(c), 6.1(d), 10.11, and 10.13 of the Agreement.

b)
By letter dated September 29, 2014, Whirlpool Corporation, pursuant to Section 10.1(d) of the Agreement, designated the Purchaser to become a party under the Agreement and, by virtue of such designation and the Purchaser’s acceptance thereof on the same date, the Purchaser acquired all rights and assumed all obligations of Whirlpool Corporation arising under the Agreement.

c)	The parties intend to amend and/or supplement certain provisions of the Agreement.

NOW, THEREFORE, the parties agree as follows.

1.	DEFINITIONS

1.1	In this Amendment Agreement, words and expressions not defined herein shall have the same meanings ascribed to them in the Agreement.

2.	PURCHASE PRICE

2.1
The Seller and the Purchaser hereby agree, effective as of the date hereof, that (i) the provisions of Sections 2.2, last paragraph, and 2.3 of the Agreement shall not apply and (ii) the Purchase Price for all of the Fineldo Shares shall remain the same as the Provisional Purchase Price, that is Euro 536,910,000 (five-hundred and thirty-six million and nine-hundred and ten thousand), which entails a price per each of the Fineldo Shares equal to Euro 11 (eleven).

3.	AMENDMENTS TO THE AGREEMENT

3.1    Effective as of the date hereof, the Agreement shall be amended as follows:

3.1.1 Section 5.2(a)(iii)(1) of the Agreement is hereby replaced in its entirety by the following:

“5.2(a)(iii)(1) procure that the Merloni Directors resign from their office on the Closing Date, effective as of the Closing, and waive any right or claim, for compensation, or any other ground, save for payment of their compensation accrued and not paid (and reimbursement of documented pocket expenses) with respect to their office during 2014 financial year, against the Company, by way of resignation letters in the form of Schedule 5.2(a)(iii);”.

3.1.2 Sections 5.2(a)(iii)(3), 5.2(a)(iii)(4) and 5.2(a)(iii)(5) of the Agreement are hereby deleted.

3.1.3 Section 10.13 is hereby replaced in its entirety by the following:

“10.13 Undertakings of the Merloni Directors. The Seller shall procure that the Merloni Directors shall, and the Merloni Directors shall, (i) comply with the provisions of Sections 3.3(a)(i) and 3.3(b) and Section 5.2(a)(iii), as the case may be, which shall apply to them as directors of the Company; and (ii) act, as directors of the Company, in a manner that is consistent with the contents of the provisions of Section 6.1(c) and Section 6.1(d) from the date of this Agreement until the Closing Date.”

4.	MISCELLANEOUS

4.1	Except as amended or supplemented herein, the Agreement shall remain in full force and effect.

4.2
This Amendment Agreement shall be effective as of the date hereof, without any novation of any provisions of the Agreement for the period from the date of signing of the Agreement (July 10, 2014) until the date hereof.

4.3	This Amendment Agreement is a supplement to, and an amendment of, the Agreement and forms an integral and substantial part of the Agreement and shall be considered as one agreement with it.

4.4
Sections 7.1 (Representations and warranties relating to the Seller), 8.1 (Representations and warranties of the Purchaser), 10.1 (Assignment. No third party beneficiaries. Designated Subsidiary), 10.2 (Notices), 10.3 (Fees and other expenses), 10.4 (Entire Agreement), 10.5 (Confidentiality - Public Announcements), 10.6 (Amendments in Writing. Waivers), 10.7 (Severability), 10.8 (Further Assurances), 10.10 (Applicable Law), and 10.11 (Arbitration) shall apply to this Amendment Agreement mutatis mutandis.

4.5	Whirlpool Corporation acknowledges and accepts the content of this Amendment Agreement for purposes of Section 10.1(d)(iii) of the Agreement.”

[Remainder of page intentionally left blank]

*     *    *

If you agree with the foregoing please return to us a duly executed copy of this Amendment Agreement initialled on each page and signed at the end for your acceptance. (As to Ms. Franca Carloni, Mr. Andrea Merloni, Mr. Aristide Merloni, Ms. Maria Paola Merloni, and Ms. Antonella Merloni, only for the purposes of Sections 3.1.1, 3.1.2 and 3.1.3 of the Amendment Agreement.)

WHIRLPOOL ITALIA HOLDINGS S.R.L.

/s/ Marc Bitzer

WHIRLPOOL CORPORATION (for purposes of Section 10.1(d)(iii) of the Agreement)

/s/ Marc Bitzer ”

We hereby accept all contents of your letter transcribed above.

FINELDO S.P.A.
/s/ Gian Oddone Merli
I hereby accept all contents of your letter transcribed above.

/s/ Aristide Merloni
Aristide Merloni

/s/ Andrea Merloni
Andrea Merloni

/s/ Antonella Merloni
Antonella Merloni

/s/ Franca Carloni
Franca Carloni

/s/ Maria Paola Merloni
Maria Paola Merloni

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